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                                                                      EXHIBIT 3A

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 44148P 10 5

                                HOT YELLOW98.COM
                     Authorized common stock: 100,000 Shares
                           Par value: $.001 Per Share



This Certifies that


Is the record holder of   shares of HotYellow98.com Common Stock transferable on
the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

/s/ Francis R. Law                             /s/ J. Daniel Fox
Secretary                                      President

Not valid unless countersigned by Transfer Agent         Countersigned
                                                   Standard Registrar & Transfer
                                                         Company, Inc.
                                                     12528 South 1840 East
                                                       Draper, Utah 84020